UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 24, 2011

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500 Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  (972) 869-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On August 24, 2011, the Board of Directors of Thomas Group, Inc. (the “Company”), in order to provide additional liquidity for the Company, approved the issuance of $500,000 in subordinated notes.  The notes will bear interest at a rate of 10% per annum and will have a term of 10 years from date of issuance. Interest will accrue, compounded monthly, but the Company at its option may defer all or any portion of the interest payments otherwise payable. The principal and accrued interest are payable at the option of the Company at any time prior to the maturity date.

In the event of a Change of Control as defined in the notes, the notes and accrued interest are payable.  In addition to the principal and interest then due on the notes, the holders in the aggregate will also be entitled to receive as an Accommodation Fee an amount equivalent to 10% of the amount the Company would receive in an all-cash sale of its assets and businesses as going concern free and clear of all liens, whether the sale is a stock sale or a sale of assets, less the unpaid principal and accrued interest as of the date of Change of Control. The Accommodation Fee will survive the prepayment of the principal of the notes.

The holders of the notes will be the members of the Board of Directors, including its newly elected member Michael N. Romeri.  The amount of each promissory note as well as each holder’s respective percentage of the 10% Accommodation Fee is shown below:

		Percentage of 10%
Holder	Note Principal	Accommodation Fee

Michael E. McGrath	$75,000	15%
Michael N. Romeri	$225,000	45%
John T. Chain	$100,000	20%
Dorsey R. Gardner	$50,000	10%
David B. Mathis	$50,000	10%

Terms of the notes were negotiated on behalf of the Company by Frank Tilley, Chief Financial Officer and Vice President, who will not be a holder of any portion of the notes. Mr. Tilley was unable to identify any other sources of additional liquidity available to the Company at this time on more favorable terms.

On August 24, 2011, the Company entered into an agreement with Michael (Mike) N. Romeri to serve as President and Chief Executive Officer of the Company.  The terms of the Company’s agreement with Romeri are described in Item 5.02 below, which is incorporated herein by reference.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2011, the Board of Directors of the Company named Mr. Romeri, 57, as President and Chief Executive Officer of the Company. The Board of Directors also increased the number of directors from four to five and appointed Mr. Romeri to the Board of Directors.

Most recently from 2009 Mr. Romeri has been Executive Vice President, Business Development at Emptoris, Inc., a provider of enterprise supply and contract management software.  Prior to joining Emptoris, Mr. Romeri, was with PRTM, a leading management consulting firm focusing on operational strategy, supply chain transformation, and customer experience innovation, where he served for more than 20 years in multiple roles including Principal and Partner, and headed the PRTM Technology Group, a horizontal organization that provided information technology expertise to PRTM clients. Prior to that he helped launch the Telecommunications Industry Group at PRTM.  He also helped pioneer PRTM’s supply chain and product development consulting practices in Europe and in the United States. Mr. Romeri also has served as Senior Vice President for Europe at Flextronics, a leading electronics manufacturing services provider. He also worked at Advanced Micro Devices. He holds a Masters of Business Administration degree from Harvard Business School.  He is also a graduate of Harvard College. There is no family relationship between Mr. Romeri and any other officer or director of the Company.

The Board of Directors determined that given Mr. Romeri’s extensive experience in consulting, consulting firm leadership and in company operations that he was well qualified for these positions.

Pursuant to his agreement with the Company, for the remainder of 2011, Mr. Romeri will receive no cash compensation, but he will receive a total of 71,154 shares of the Company’s common stock.  At the end of the year he is eligible to receive an additional 71,154 shares if certain specified goals are achieved regarding the Company’s backlog for the first quarter of 2012.

For 2012, Mr. Romeri will receive annual cash compensation of $300,000 plus stock equal to 1.5% of the common stock of the Company outstanding as of December 31, 2011.  Additionally, upon approval of the Compensation and Corporate Governance Committee in January 2012 and on terms and conditions to be mutually agreed upon at that time, he will be eligible for an incentive performance bonus up to 4.5% of the common stock of the Company outstanding as of December 31, 2011.

Mr. Romeri will continue to live in Boston and will be reimbursed for travel and other expenses related to Company business in accordance with the Company’s existing travel and expense reimbursement policies.

In connection with the appointment of Mr. Romeri as President and Chief Executive Officer, Mr. Michael McGrath, the Company’s Executive Chairman, President and Chief Executive Officer resigned his positions as President and Chief Executive Officer.  He will remain as Executive Chairman. His time commitment and compensation for 2011 remains unchanged from that previously disclosed.

In March 2011, as previously reported in a Form 8-K dated March 8, 2011 the Company had adopted a retention pay program (the “Retention Plan”) for certain of the officers and employees of the Company in order to help preserve the continuity of the Company’s management and operations.  Under the Retention Plan, the named executive officers of the Company were eligible to receive potential Retention Payments in the following amounts:

		Potential
Named		Retention
Executive Officer	Title	Bonus Payment
Michael McGrath	Executive Chairman, President
	and Chief Executive Officer	$125,000

Frank Tilley	Chief Financial Officer,
	Vice President and Treasurer	$75,000

In order to reduce potential future liabilities of the Company, both Mr. McGrath and Mr. Tilley have mutually agreed with the Company to cancel their participation in the Retention Plan. This cancelation is not expected to have any impact on the continued employment of each of them by the Company.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

Any statements in this report that are not strictly historical statements, including statements about the Company’s beliefs and expectations, are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including, but not limited to the execution of the notes and agreements referred to herein, as well as other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “could,” “should,” “may,” “would,” “continue,” “forecast,” and other similar expressions. These forward-looking statements speak only as of the date of this report. Except as required by law, the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS GROUP, INC.

Date: August 29, 2011	By:	/s/ Frank W. Tilley
Frank W. Tilley
Chief Financial Officer